NFO RESEARCH, INC.
                  INDEX TO FINANCIAL INFORMATION AND SCHEDULES





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Schedule II - Valuation and Qualifying Accounts.....................   S-2








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





                                   SCHEDULE II

                        Valuation and Qualifying Accounts
                                 (In thousands)


Column A                           Column B              Column C                 Column D               Column E
                                                            (a)                       (b)

                                   Balance at               Additions
                                   Beginning of          charged to costs                                 Balance at
Description                          Period                and expenses           Deductions              End of Period
-----------                          ------                ------------           ----------              -------------
Allowance for doubtful accounts:

January 1 -
December 31, 1996                    $     139               $     20               $     16                $     143

January 1 -
December 31, 1995                    $     140               $     28               $     29                $     139

January 1 -
December 31, 1994                    $      96               $     76               $     32                $     140








Notes:

(a)      Column "C(2)" has been omitted as it did not contain any amounts.

(b)      Write off of uncollectible accounts.




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